KeyStar Corp. Officially Submits Tennessee Sports Wagering License Application For ZenSports

Sports wagering operator that offers traditional sports book plus peer-to-peer wagering submits Tennessee application.

Miami, FL, February 10, 2023/Newswire/ -- KeyStar Corp® (OTC: KEYR) has announced the official submission of its sports wagering license application for ZenSports in the State of Tennessee.

ZenSports mobile platform offers a traditional sports book where customers can bet against the house, as well as a peer-to-peer sports betting marketplace. With ZenSports’ peer-to-peer marketplace, customers can create their own bets with their own odds and terms. Peer-to-peer bets can be shared with friends or via the app’s mobile two-sided marketplace, right from their phone.

KeyStar hopes to be approved for both its traditional sports book and its peer-to-peer wagering features, pursuant to the Tennessee Sports Gaming Act and the Sports Wagering Advisory Council rules.

“Tennessee is the perfect first state for us to launch ZenSports in,” according to KeyStar CEO Mark Thomas. “Tennessee has demonstrated significant technology innovation and is one of the fastest growing states for sports wagering.”

Tennessee processed $440.4M in sports betting handle and generated over $49M in revenue in December 2022 alone, putting Tennessee once again in the top 10 sports betting markets in the US.

ZenSports is available for download in the App Store (iOS) and the ZenSports website (Android or Mobile Web).

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For press inquiries, please contact:

KeyStar Corp.

Mark Thomas

mark.thomas@keystarcorp.com